UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 21, 2004

Commission file number 1-3295

MINERALS TECHNOLOGIES INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	25-1190717 (I.R.S. Employer Identification Number)
The Chrysler Building 405 Lexington Avenue New York, New York (Address of principal executive office)	10174-1901 (Zip Code)

(212) 878-1800
(Registrant's telephone number including area code)

Item 5.	Other Events
On April 21, 2004, Minerals Technologies Inc. (the "Company") issued a press release announcing that the Company's wholly owned subsidiary, Specialty Minerals Inc. and Asia Pulp and Paper Company (China) Pte. Ltd. have expanded a joint venture agreement to construct two new precipitated calcium carbonate (PCC) satellite plants in China. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ S. Garrett Gray

S. Garrett Gray
Vice President, General Counsel and Secretary
Date: April 21, 2004

MINERALS TECHNOLOGIES INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter
99.1	Press Release dated April 21, 2004